Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Dianne Bernez
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8325
jeff.dodge@equifax.com	dianne.bernez@equifax.com

Equifax Reports Record Fourth Quarter and Record Full Year 2015 Results;
Board Approves 14% Increase in Quarterly Dividend to $0.33 per share, the 6th Consecutive Double-Digit Annual Increase

•	Revenue of $666.3 million was up 7 percent (10 percent in local currency) compared to the fourth quarter of 2014.

•	Diluted EPS of $0.93 was up 16 percent compared to the fourth quarter of 2014.

•	Adjusted EPS of $1.14 was up 12 percent compared to the fourth quarter of 2014.

•	Operating margin was 26.5 percent for the fourth quarter of 2015 and 2014.

•	Adjusted operating margin was 27.1 percent for the fourth quarter of 2015, up 64 basis points from the fourth quarter of 2014.

ATLANTA, February 10, 2016 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2015.

“2015 was an outstanding year for Equifax. Our strong performance continued throughout the fourth quarter, with broad-based contribution from each of the business units. We are well positioned for 2016 and beyond,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “We enter 2016 with great momentum driven by our New Product Innovation, Enterprise Growth Initiatives, and a management team that is dedicated to delivering its best to our customers, shareholders, employees, and consumers. In addition, we shortly expect to close on a large strategic acquisition. Veda Group, the premier provider of information solutions in Australia and New Zealand, will bring a highly experienced management team with new and exciting growth opportunities in the Asia Pacific region for 2016 and beyond.”

Financial Results Summary

The company reported revenue of $666.3 million in the fourth quarter of 2015, a 7 percent increase from the fourth quarter of 2014 and a 10 percent increase in local currency.

Fourth quarter diluted EPS attributable to Equifax was $0.93, an increase of 16 percent as compared to fourth quarter of 2014. On a non-GAAP basis, adjusted EPS attributable to Equifax was $1.14, up 12 percent as compared to fourth quarter of 2014. This financial measure for 2015 excludes the Veda acquisition related amounts. The financial measure for both 2015 and 2014 excludes the acquisition-related amortization expense, net of associated tax impacts, as described more fully in the attached Q&A.

For the full year 2015, revenue was $2.7 billion, a 9 percent increase from 2014. Diluted EPS attributable to Equifax was $3.55, a 19 percent increase from the prior year. On a non-GAAP basis, full year adjusted EPS attributable to Equifax was $4.50, up 16 percent from the prior year period. For the full year 2015, operating margin was 26.1% compared to 26.2% for the prior year.

On a non-GAAP basis, full year adjusted operating margin was 27.4%, up 90 basis points from the prior year. These financial measures for 2015 and 2014 have been adjusted for certain items, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

In addition to the financial highlights noted above, fourth quarter 2015 net income attributable to Equifax was $111.9 million, a 14 percent increase from the prior year.

In the fourth quarter of 2015, we implemented an organizational realignment which changed our internal structure to include our direct to consumer reseller business in our Personal Solutions segment. This change affected the USIS and International segments, specifically Canada and the U.K. These changes were driven by an enterprise wide strategy to maximize the penetration of our products and services in our targeted markets, and aligned with the recent organizational changes for the business unit leadership. The segment results below reflect this change for all periods presented. Refer to Question 1 in the attached Q&A for more information.

USIS delivers strong growth and margin expansion.

Total revenue was $296.1 million in the fourth quarter of 2015 compared to $278.0 million in the fourth quarter of 2014, an increase of 7 percent.

•Online Information Solutions revenue was $203.9 million, up 6 percent from a year ago.
•Mortgage Solutions revenue was $28.0 million, up 10 percent from a year ago.
•Financial Marketing Services revenue was $64.2 million, up 7 percent when compared to a year ago.

Operating margin for USIS was 41.6 percent in the fourth quarter of 2015 compared to 41.1 percent in the fourth quarter of 2014.

International continues to deliver double digit local currency revenue growth and expanding operating margin.

Total revenue was $142.6 million in the fourth quarter of 2015, down 1% from the fourth quarter of 2014 and an 11 percent increase on a local currency basis.

•	Europe revenue was $64.0 million, up 3 percent from the fourth quarter of 2014 and up 10 percent on a local currency basis.

•	Latin America revenue was $49.4 million, up 2 percent from the fourth quarter of 2014 and up 18 percent on a local currency basis.

•	Canada revenue was $29.2 million, down 11 percent from the fourth quarter of 2014 and up 5 percent on a local currency basis.

Operating margin for International was 20.7 percent in the fourth quarter of 2015 compared to 20.1 percent in the fourth quarter of 2014.

Workforce Solutions delivers double digit revenue growth and impressive margin expansion again.

Total revenue was $143.7 million in the fourth quarter of 2015, a 12 percent increase from the fourth quarter of 2014.

•Verification Services revenue was $91.7 million, up 14 percent when compared to a year ago.
•Employer Services revenue was $52.0 million, up 8 percent when compared to a year ago.

Operating margin for Workforce Solutions was 36.8 percent in the fourth quarter of 2015 compared to 32.5 percent in the fourth quarter of 2014.

Personal Solutions continues its strategic transformation with double digit revenue growth.

Revenue was $83.9 million, a 12 percent increase from the fourth quarter of 2014 and up 14 percent on a local currency basis. Operating margin was 27.0 percent compared to 35.7 percent in the fourth quarter of 2014.

First Quarter and Full Year 2016 Outlook

For the full year, based on the current level of domestic and international business activity, and the Veda acquisition later this month, we anticipate revenue between $3.0 billion and $3.1 billion, and Adjusted EPS between $4.95 and $5.05.  Given the recent strength of the US dollar, at current exchange rates, we expect foreign currency to negatively impact 2016 revenue growth between 2% to 3%, and Adjusted EPS by approximately $0.13.  On a constant currency basis, revenue is expected to grow 15% to 19% in 2016.  On a constant currency basis, Adjusted EPS is expected to grow 13% to 15%.

For the first quarter, based on the current level of domestic and international business activity, not including the Veda acquisition, we anticipate revenue between $685.0 million and $695.0 million, and Adjusted EPS between $1.14 and $1.16.  Given the recent strength of the US dollar, at current exchange rates, we expect foreign currency to negatively impact revenue growth by 3%, and Adjusted EPS by approximately $0.04.  On a constant currency basis, organic revenue is expected to grow 8% to 10% and Adjusted EPS is expected to grow 10% to 12%.

Quarterly Dividend Announcement
The Equifax Board of Directors has approved a 14% increase in the quarterly cash dividend, increasing it to $0.33 per share from the previous quarterly dividend of $0.29 per share. The cash dividend is payable on March 15, 2016, to shareholders of record as of the close of business on March 3, 2016.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions that provide businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 600 million consumers and 81 million businesses worldwide.  The company’s significant investments in differentiated data, its expertise in advanced analytics to explore and develop new multi-source data solutions, and its leading-edge proprietary technology enable it to create and deliver unparalleled customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 19 countries and is a member of Standard & Poor's (S&P) 500® Index.  Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. In 2015, Forbes named Equifax one of the World’s 100 Most Innovative companies; Bloomberg BusinessWeek nominated it as one of its Top 50 companies; its CIO was named one of the top 100 by CIO magazine; the company ranked 13th in the Fintech 100 list; and it was recognized as a top 20 company to work for by the Atlanta Journal-Constitution and was named a 2015 InformationWeek Elite 100 Winner. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 11, 2016, at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

Our Non-GAAP measures include diluted adjusted EPS attributable to Equifax, adjusted operating income, and adjusted operating margin which (to the extent noted above for different periods) may exclude acquisition-related amortization expense, Veda acquisition related amounts for due diligence and fees incurred as a direct result of the proposed acquisition, as well as integration expense in the first year following the closure of the acquisition, income from the settlement of escrow amounts, accrual for certain legal claims, impairment of BVS investment, state income tax benefit, realignment of internal resources and other costs, and the adjustment of redeemable noncontrolling interest that reflects a redemption value in excess of fair value. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of revenue, operating income, operating margin, net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include adverse or uncertain economic conditions and changes in credit and financial markets; risks relating to illegal third party efforts to access data or other cybersecurity or physical security breaches; changes in, and the effects of, laws and regulations and government policies governing our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., supervision by the U.K. Financial Conduct Authority of our debt collections services and core credit reporting businesses in the U.K. (including the requirement that we apply for, by June 30, 2015, which has been submitted and is pending, and March 31, 2016, respectively, and obtain certain licenses and authorizations to carry on these businesses); federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2015	2014
(In millions, except per share amounts)
Operating revenue	$666.3	$624.6
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	225.0	214.6
Selling, general and administrative expenses	215.5	195.0
Depreciation and amortization	48.9	49.8
Total operating expenses	489.4	459.4
Operating income	176.9	165.2
Interest expense	(15.7)	(16.7)
Other income, net	6.5	3.0
Consolidated income before income taxes	167.7	151.5
Provision for income taxes	(54.7)	(52.7)
Consolidated net income	113.0	98.8
Less: Net income attributable to noncontrolling interests	(1.1)	(0.8)
Net income attributable to Equifax	$111.9	$98.0

Basic earnings per share attributable to Equifax	$0.94	$0.82
Weighted-average shares used in computing basic earnings per share	118.6	119.7

Diluted earnings per share attributable to Equifax	$0.93	$0.80
Weighted-average shares used in computing diluted earnings per share	120.7	122.0
Dividends per share	$0.29	$0.25

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2015	2014
(In millions, except per share amounts)
Operating revenue	$2,663.6	$2,436.4
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	887.4	844.7
Selling, general and administrative expenses	884.3	751.7
Depreciation and amortization	198.0	201.8
Total operating expenses	1,969.7	1,798.2
Operating income	693.9	638.2
Interest expense	(63.8)	(68.6)
Other income, net	6.5	4.6
Consolidated income before income taxes	636.6	574.2
Provision for income taxes	(201.8)	(200.2)
Consolidated net income	434.8	374.0
Less: Net income attributable to noncontrolling interests	(5.7)	(6.6)
Net income attributable to Equifax	$429.1	$367.4

Basic earnings per share attributable to Equifax	$3.61	$3.03
Weighted-average shares used in computing basic earnings per share	118.7	121.2

Diluted earnings per share attributable to Equifax	$3.55	$2.97
Weighted-average shares used in computing diluted earnings per share	120.9	123.5
Dividends per share	$1.16	$1.00

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2015	2014
(In millions, except par values)
ASSETS
Current assets:
Cash and cash equivalents	$93.3	$128.3
Trade accounts receivable, net of allowance for doubtful accounts of $7.5 and $7.2 at
December 31, 2015 and December 31, 2014, respectively	349.8	337.2
Prepaid expenses	39.3	35.7
Other current assets	79.2	89.3
Total current assets	561.6	590.5
Property and equipment:
Capitalized internal-use software and system costs	212.5	257.3
Data processing equipment and furniture	247.8	203.3
Land, buildings and improvements	194.6	194.8
Total property and equipment	654.9	655.4
Less accumulated depreciation and amortization	(288.1)	(354.8)
Total property and equipment, net	366.8	300.6
Goodwill	2,571.0	2,606.8
Indefinite-lived intangible assets	94.7	95.2
Purchased intangible assets, net	827.9	953.9
Other assets, net	87.0	114.0
Total assets	$4,509.0	$4,661.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$49.3	$380.4
Accounts payable	40.6	20.3
Accrued expenses	112.7	85.5
Accrued salaries and bonuses	139.2	101.9
Deferred revenue	96.8	73.4
Other current liabilities	165.2	161.6
Total current liabilities	603.8	823.1
Long-term debt	1,145.9	1,145.7
Deferred income tax liabilities, net	205.5	228.3
Long-term pension and other postretirement benefit liabilities	146.4	173.0
Other long-term liabilities	57.0	56.3
Total liabilities	2,158.6	2,426.4
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 189.3 at December 31, 2015 and December 31, 2014;
Outstanding shares - 118.7 and 119.4 at December 31, 2015 and December 31, 2014, respectively	236.6	236.6
Paid-in capital	1,260.5	1,201.7
Retained earnings	3,834.4	3,554.8
Accumulated other comprehensive loss	(484.8)	(435.4)
Treasury stock, at cost, 70.0 shares and 69.3 shares at December 31, 2015 and
December 31, 2014, respectively	(2,529.9)	(2,351.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2015 and
December 31, 2014, respectively	(5.9)	(5.9)
Total Equifax shareholders' equity	2,310.9	2,200.1
Noncontrolling interests	39.5	34.5
Total equity	2,350.4	2,234.6
Total liabilities and equity	$4,509.0	$4,661.0

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2015	2014
(In millions)
Operating activities:
Consolidated net income	$434.8	$374.0
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Impairment of cost method investment	14.8	—
Depreciation and amortization	200.0	204.2
Stock-based compensation expense	38.4	38.1
Excess tax benefits from stock-based compensation plans	(30.0)	(17.7)
Deferred income taxes	(28.7)	(9.6)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(26.9)	(27.8)
Prepaid expenses and other current assets	10.8	(5.2)
Other assets	5.1	(0.6)
Current liabilities, excluding debt	118.5	54.3
Other long-term liabilities, excluding debt	5.3	6.5
Cash provided by operating activities	742.1	616.2
Investing activities:
Capital expenditures	(146.2)	(86.4)
Acquisitions, net of cash acquired	(4.4)	(341.0)
Cash received from divestitures	2.9	0.6
Investment in unconsolidated affiliates, net	(0.1)	(2.5)
Cash used in investing activities	(147.8)	(429.3)
Financing activities:
Net short-term (repayments) borrowings	(331.0)	379.9
Payments on long-term debt	—	(290.0)
Treasury stock purchases	(196.3)	(301.6)
Dividends paid to Equifax shareholders	(137.8)	(121.2)
Dividends paid to noncontrolling interests	(6.4)	(7.9)
Proceeds from exercise of stock options	34.4	39.7
Excess tax benefits from stock-based compensation plans	30.0	17.7
Debt issuance costs	(4.9)	—
Cash used in financing activities	(612.0)	(283.4)
Effect of foreign currency exchange rates on cash and cash equivalents	(17.3)	(11.1)
Decrease in cash and cash equivalents	(35.0)	(107.6)
Cash and cash equivalents, beginning of period	128.3	235.9
Cash and cash equivalents, end of period	$93.3	$128.3

Common Questions & Answers (Unaudited)
(Dollars in millions)

 1.     How did your reportable segments change as a result of the organizational realignment in Q4 2015?

In the fourth quarter of 2015, we implemented an organizational realignment which changed our internal structure resulting in the following changes:

•	U.S. Information Solutions - now excludes direct to consumer reseller business in the U.S.

•	International - now excludes direct to consumer reseller businesses in the United Kingdom and Canada.

•	Workforce Solutions - did not change.

•	Personal Solutions - now includes direct to consumer reseller businesses in the U.S., the United Kingdom, and Canada.

Refer to Appendix A on page 19 for detailed information. All historical information below has been conformed to the new segment structure.

2.    Can you provide a further analysis of operating revenue and operating income by operating segment**?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2015	2014	$ Change	% Change	% Change*
Online Information Solutions	$203.9	$192.5	$11.4	6%
Mortgage Solutions	28.0	25.4	2.6	10%
Financial Marketing Services	64.2	60.1	4.1	7%
Total U.S. Information Solutions	296.1	278.0	18.1	7%
Europe	64.0	62.1	1.9	3%	10%
Latin America	49.4	48.5	0.9	2%	18%
Canada	29.2	32.7	(3.5)	(11)%	5%
Total International	142.6	143.3	(0.7)	(1)%	11%
Verification Services	91.7	80.5	11.2	14%
Employer Services	52.0	48.0	4.0	8%
Total Workforce Solutions	143.7	128.5	15.2	12%
Personal Solutions	83.9	74.8	9.1	12%	14%
Total operating revenue	$666.3	$624.6	$41.7	7%	10%

(in millions)	Twelve Months Ended December 31,
					Local Currency
Operating revenue:	2015	2014	$ Change	% Change	% Change*
Online Information Solutions	$842.1	$779.5	$62.6	8%
Mortgage Solutions	124.1	105.7	18.4	17%
Financial Marketing Services	205.1	194.7	10.4	5%
Total U.S. Information Solutions	1,171.3	1,079.9	91.4	8%
Europe	246.5	242.4	4.1	2%	12%
Latin America	199.6	192.2	7.4	4%	17%
Canada	122.4	137.6	(15.2)	(11)%	3%
Total International	568.5	572.2	(3.7)	(1)%	12%
Verification Services	364.4	292.6	71.8	25%
Employer Services	213.3	197.5	15.8	8%
Total Workforce Solutions	577.7	490.1	87.6	18%
Personal Solutions	346.1	294.2	51.9	18%	19%
Total operating revenue	$2,663.6	$2,436.4	$227.2	9%	12%

(in millions)	Three Months Ended December 31,
		Operating Margin		Operating Margin
Operating income:	2015		2014		$ Change	% Change
U.S. Information Solutions	$123.1	41.6%	$114.1	41.1%	9.0	8%
International	29.4	20.7%	28.9	20.1%	0.5	2%
Workforce Solutions	52.9	36.8%	41.7	32.5%	11.2	27%
Personal Solutions	22.7	27.0%	26.6	35.7%	(3.9)	(15)%
General Corporate Expense	(51.2)	nm	(46.1)	nm	(5.1)	11%
Total operating income	$176.9	26.5%	$165.2	26.5%	11.7	7%

(in millions)	Twelve Months Ended December 31,
		Operating Margin		Operating Margin
Operating income:	2015		2014		$ Change	% Change
U.S. Information Solutions	$491.2	41.9%	$421.0	39.0%	$70.2	17%
International	113.5	20.0%	121.0	21.1%	(7.5)	(6)%
Workforce Solutions	218.8	37.9%	160.7	32.8%	58.1	36%
Personal Solutions	95.2	27.5%	93.4	31.8%	1.8	2%
General Corporate Expense	(224.8)	nm	(157.9)	nm	(66.9)	42%
Total operating income	$693.9	26.1%	$638.2	26.2%	$55.7	9%

nm - not meaningful

*Reflects percentage change in revenue conforming 2015 results using 2014 exchange rates.
**In 2015, the personal solutions business was realigned as a global segment to include the United Kingdom personal solutions business and the direct to consumer reseller businesses in the U.S., Canada, and the United Kingdom. Refer to Question1 on page 10.

3.    Can you provide depreciation and amortization by segment*?

Depreciation and amortization are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2015	2014	2015	2014
U.S. Information Solutions	$20.6	$21.1	$83.3	$86.7
International	9.4	10.8	40.1	44.2
Workforce Solutions	10.8	10.2	42.0	42.6
Personal Solutions	2.2	2.2	9.4	8.2
General Corporate Expense	5.9	5.5	23.2	20.1
Total depreciation and amortization	$48.9	$49.8	$198.0	$201.8

*In 2015, the personal solutions business was realigned as a global segment to include the United Kingdom personal solutions business and the direct to consumer reseller businesses in the U.S., Canada, and the United Kingdom. Refer to Question1 on page 10. The organizational change effective in Q4 2015 did not affect depreciation and amortization by segment.

4.    What was the currency impact on the foreign operations*?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2015
	Operating Revenue		Operating Income
(in millions)	Amount	%	Amount	%
Europe	$(4.3)	(7)%	$(0.8)	(16)%
Latin America	(7.7)	(16)%	(2.5)	(17)%
Canada	(5.1)	(16)%	(2.5)	(17)%
Personal Solutions	(1.1)	(2)%	(0.3)	(1)%
Total	$(18.2)	(3)%	$(6.1)	(4)%

	Twelve Months Ended December 31, 2015
	Operating Revenue		Operating Income
(in millions)	Amount	%	Amount	%
Europe	$(25.8)	(10)%	$(3.4)	(16)%
Latin America	(25.5)	(13)%	(8.0)	(13)%
Canada	(19.2)	(14)%	(9.4)	(14)%
Personal Solutions	(5.2)	(1)%	(0.9)	(1)%
Total	$(75.7)	(3)%	$(21.7)	(3)%

*In 2015, the personal solutions business was realigned as a global segment to include the United Kingdom personal solutions business and the direct to consumer reseller businesses in the U.S., Canada, and the United Kingdom. Refer to Question1 on page 10.

5.    Can you provide a multi-year outlook* for your reportable segments under the new organizational structure effective in 2015 (described in Question 1 on p.10)?

	Multi-year growth**	EBITDA margin trend**
Core organic revenue:
U.S. Information Solutions	5 - 7%	Low 50's
International(1)	8 - 10%	Mid 30's
Workforce Solutions	9 - 11%	Low 50's
Personal Solutions(1)	5 - 8%	Mid 30's
Total company organic revenue growth(1)	6 - 8%
Mergers & Acquisitions contribution(1)	1 - 2%
Total company(1)***	7 - 10%

Multi-year outlook
EBITDA margin(1)(2)	36-40%
Adjusted EPS growth(1)	10 - 13%

nm - not meaningful
(1) In local currency.
(2) EBITDA margin is defined as operating margin plus depreciation and amortization.
*These statements are based on certain factors and assumptions including with respect to expected growth, results of operations, performance and business prospects and opportunities. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Refer to page 4 for further information on forward-looking statements.
**Assuming normal economic environment, market, and industry trends.
***Strong execution on strategic initiatives and mergers and acquisitions will drive high single to low double digit revenue growth and mid teen returns to our shareholders.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.    Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for Veda acquisition related amounts, income from the settlement of escrow amounts, accrual for certain legal claims, impairment of BVS investment, state income tax benefit, realignment of internal resources and other costs, settlement of a legal dispute over certain software license agreements, and acquisition-related amortization expense:

	Three Months Ended December 31,
(in millions except per share amounts)	2015	2014	$ Change	% Change
Net income attributable to Equifax	$111.9	$98.0	$13.9	14%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	25.9	26.6	(0.7)	nm
Veda acquisition related amounts, net of tax (1)	(0.3)	—	(0.3)	nm
Net income attributable to Equifax, adjusted for items listed above	$137.5	$124.6	$12.9	10%
Diluted EPS attributable to Equifax, adjusted for items listed above and acquisition-related amortization expense	$1.14	$1.02	$0.12	12%
Weighted-average shares used in computing diluted EPS	120.7	122.0

	Twelve Months Ended December 31,
(in millions except per share amounts)	2015	2014	$ Change	% Change
Net income attributable to Equifax	$429.1	367.4	$61.7	17%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	105.4	107.7	(2.3)	(2)%
Veda acquisition related amounts, net of tax (1)	(0.3)	—	(0.3)	nm
Income from the settlement of escrow amounts, net of tax (2)	(11.1)	—	(11.1)	nm
Accrual for certain legal claims, net of tax (3)	4.7	—	4.7	nm
Impairment of BVS investment, net of tax (4)	9.8	—	9.8	nm
State income tax benefit (5)	(8.6)	—	(8.6)	nm
Realignment of internal resources and other costs, net of tax (6)	14.9	—	14.9	nm
Settlement of a legal dispute over certain software license agreements, net of tax (7)	—	5.0	(5.0)	nm
Net income attributable to Equifax, adjusted for items listed above	$543.9	$480.1	$63.8	13%
Diluted EPS attributable to Equifax, adjusted for items listed above and acquisition-related amortization expense	$4.50	$3.89	$0.61	16%
Weighted-average shares used in computing diluted EPS	120.9	123.5

nm - not meaningful

(1)
During the fourth quarter of 2015, we recorded $0.5 million ($0.3 million, net of tax) for Veda acquisition related amounts. $3.7 million relates to due diligence expenses and fees incurred as a direct result of the proposed acquisition, recorded in selling, general, and administrative expenses on our consolidated statement of income. $4.2 million relates to a mark-to-market gain on foreign currency options and amortization of acquisition specific debt issuance costs, recorded in other income, net, on our consolidated statement of income and does not impact our operating margin. The foreign currency options will expire or will be exercised in Q1 2016. See the Notes to this reconciliation for additional detail.

(2)
During the third quarter of 2015, we recorded income of $12.3 million ($11.1 million, net of tax) from the settlement of escrow amounts related to an acquisition completed in January 2014. The income of $12.3 million is recorded in other income, net, on our consolidated statements of income, and does not impact our operating margin. See the Notes to this reconciliation for additional detail.

(3)
During the third quarter of 2015, we recorded a charge of $7.5 million ($4.7 million, net of tax) related to an accrual for certain legal claims. This charge is recorded in selling, general and administrative expenses, on our consolidated statements of income and impacts our operating margin. See the Notes to this reconciliation for additional detail.

(4)
Impairment of Brazil investment of $14.8 million ($9.8 million, net of tax) relates to the impairment of our cost method investment in Brazil in the second quarter of 2015. The impairment of $14.8 million is recorded in other (expense) income, net, on our consolidated statements of income, and does not impact our operating margin. See the Notes to this reconciliation for additional detail.

(5)	The state income tax benefit of $8.6 million was generated from a tax law change enacted in the second quarter of 2015.

(6)
The realignment of internal resources and other costs for $23.4 million ($14.9 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(7)
Settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) recorded during the third quarter of 2014. See the Notes to this reconciliation for additional detail.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B.    Reconciliation of operating income to adjusted operating income, excluding Veda specific expenses, accrual for certain legal claims, realignment of internal resources and other costs, and settlement of a legal dispute over certain software license agreement, and presentation of adjusted operating margin:

	Three Months Ended December 31,
(in millions)	2015	2014	$ Change	% Change	Local Currency % Change*
Revenue	$666.3	$624.6	$41.7	7%	10%
Operating income	176.9	165.2	11.7	7%	11%
Veda specific expenses (1)	3.7	—	3.7	nm	nm
Adjusted operating income, excluding the item listed above	$180.6	$165.2	$15.4	9%	13%
Adjusted operating margin	27.1%	26.5%

	Twelve Months Ended December 31,
(in millions)	2015	2014	$ Change	% Change	Local Currency % Change*
Revenue	$2,663.6	$2,436.4	$227.2	9%	12%
Operating income	693.9	638.2	55.7	9%	12%
Veda specific expenses (1)	3.7	—	3.7	nm	nm
Accrual for certain legal claims (2)	7.5	—	7.5	nm	nm
Realignment of internal resources and other costs (3)	23.4	—	23.4	nm	nm
Settlement of a legal dispute over certain software license agreements (4)	—	7.9	(7.9)	nm	nm
Adjusted operating income, excluding the items listed above	$728.5	$646.1	$82.4	13%	16%
Adjusted operating margin	27.4%	26.5%

* Reflects percentage change in revenue and operating income conforming 2015 results using 2014 exchange rates.
nm - not meaningful

(1)
During the fourth quarter of 2015, we recorded $0.5 million ($0.3 million, net of tax) for Veda acquisition related amounts. $3.7 million relates to due diligence expenses and fees incurred as a direct result of the proposed acquisition, recorded in selling, general, and administrative expenses on our consolidated statement of income. $4.2 million relates to a mark-to-market gain on foreign currency options and amortization of acquisition specific debt issuance costs, recorded in other income, net, on our consolidated statement of income and does not impact our operating margin. The foreign currency options will expire or will be exercised in Q1 2016. See the Notes to this reconciliation for additional detail.

(2)
During the third quarter of 2015, we recorded a charge of $7.5 million ($4.7 million, net of tax) related to an accrual for certain legal claims. This charge is recorded in selling, general and administrative expenses, on our consolidated statements of income and impacts our operating margin. See the Notes to this reconciliation for additional detail.

(3)
The realignment of internal resources and other costs for $23.4 million ($14.9 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(4)
Settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) recorded during the third quarter of 2014. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Veda acquisition related amounts for due diligence and fees incurred as a direct result of the proposed acquisition, as well as integration expense in the first year following the closure of the acquisition - During the fourth quarter of 2015, we recorded $0.5 million ($0.3 million, net of tax) for Veda acquisition related amounts. $3.7 million relates to due diligence expenses and fees incurred as a direct result of the proposed acquisition, recorded in selling, general, and administrative expenses on our consolidated statement of income. $4.2 million relates to a mark-to-market gain on foreign currency options and amortization of acquisition specific debt issuance costs, recorded in other income, net, on our consolidated statement of income and does not impact our operating margin. The foreign currency options will expire or will be exercised in Q1 2016. During 2015, there was no adjustment for integration expense, however, management plans to exclude integration expense for the first year following the closure of the acquisition. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income from the settlement of escrow amounts related to a past acquisition - During the third quarter of 2015, we recorded income of $12.3 million ($11.1 million, net of tax) from the settlement of escrow amounts related to an acquisition completed in January 2014. Management believes excluding this income from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2015, as compared to the corresponding period in 2014, since an income of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Accrual for certain legal claims - During the third quarter of 2015, we recorded a charge of $7.5 million ($4.7 million, net of tax) related to an accrual for certain legal claims. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2015, as compared to the corresponding period in 2014, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Impairment of our cost method investment in Brazil - During the second quarter of 2015, we recorded a charge of $14.8 million ($9.8 million, net of tax) related to the impairment of our cost method investment in Brazil. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2015, as compared to the corresponding period in 2014, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

State income tax benefit - During the second quarter of 2015, we recorded an unanticipated state income tax benefit of $8.6 million, due to a change in tax law. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2015, as compared to the corresponding period in 2014, because a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other - During the first quarter of 2015, we recorded a charge of $23.4 million ($14.9 million, net of tax). This charge was predominantly related to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2015, as compared to the corresponding period in 2014, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related amortization expense, net of tax - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Redeemable noncontrolling interest adjustment- During the twelve months ended December 31, 2015, there was not an adjustment of redeemable noncontrolling interest as the redemption value is not in excess of fair value. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Settlement of a legal dispute over certain software license agreements – During the third quarter of 2014, we recorded a settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) in our USIS segment.  Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to operating income when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted operating income and operating margin, excluding acquisition specific transaction and due diligence expense, accrual for certain legal claims, realignment of internal resources and other costs, and settlement of a legal dispute over certain software license agreement - Management believes excluding the impact of acquisition specific transaction and due diligence expense, accrual for certain legal claims, realignment of internal resources and other costs, and settlement of a legal dispute over certain software license agreement from the calculation of operating income and operating margin, on a non-GAAP basis, allows investors to evaluate our performance for different periods on a more comparable basis.

Appendix A: Presentation of 2015 and 2014 Operating Revenue, Operating Income, Depreciation and Amortization, and Currency Impact on the Foreign Operations by reportable segment under the new organizational structure discussed in Question 1 on page 10 (Unaudited)
(Dollars in millions)

5a.    Can you provide a presentation of operating revenue in more detail for your reportable segments under the new organizational structure by quarter in 2015 and 2014 and in total for each respective year, including period-over-period operating revenue growth?

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue:	2015	2015	2015	2015	2015
Online Information Solutions	$208.3	$215.9	$214.0	$203.9	$842.1
Mortgage Solutions	31.3	33.1	31.7	28.0	124.1
Financial Marketing Services	44.9	49.2	46.8	64.2	205.1
Total U.S. Information Solutions	284.5	298.2	292.5	296.1	1,171.3
Europe	57.4	62.0	63.1	64.0	246.5
Latin America	47.5	50.9	51.8	49.4	199.6
Canada	30.5	32.2	30.5	29.2	122.4
Total International	135.4	145.1	145.4	142.6	568.5
Verification Services	85.8	94.0	92.9	91.7	364.4
Employer Services	62.9	52.3	46.1	52.0	213.3
Total Workforce Solutions	148.7	146.3	139.0	143.7	577.7
Personal Solutions	83.2	88.5	90.5	83.9	346.1
Total operating revenue	$651.8	$678.1	$667.4	$666.3	$2,663.6

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue:	2014	2014	2014	2014	2014
Online Information Solutions	$186.4	$200.2	$200.4	$192.5	$779.5
Mortgage Solutions	24.4	27.6	28.3	25.4	105.7
Financial Marketing Services	43.3	47.2	44.1	60.1	194.7
Total U.S. Information Solutions	254.1	275.0	272.8	278.0	1,079.9
Europe	57.2	62.8	60.3	62.1	242.4
Latin America	46.6	48.0	49.1	48.5	192.2
Canada	33.7	35.8	35.4	32.7	137.6
Total International	137.5	146.6	144.8	143.3	572.2
Verification Services	63.9	72.3	75.9	80.5	292.6
Employer Services	55.8	47.1	46.6	48.0	197.5
Total Workforce Solutions	119.7	119.4	122.5	128.5	490.1
Personal Solutions	73.2	72.9	73.3	74.8	294.2
Total operating revenue	$584.5	$613.9	$613.4	$624.6	$2,436.4

	Three Months Ended,
	March 31, 2015 vs. 2014		June 30, 2015 vs. 2014		September 30, 2015 vs. 2014		December 31 , 2015 vs. 2014		Total 2015 vs. 2014
	USD	Local Currency	USD	Local Currency	USD	Local Currency	USD	Local Currency	USD	Local Currency
Operating revenue growth:	% Change	% Change *	% Change	% Change *	% Change	% Change *	% Change	% Change *	% Change	% Change *
Online Information Solutions	12%		8%		7%		6%		8%
Mortgage Reporting Solutions	28%		20%		12%		10%		17%
Financial Marketing Services	4%		4%		6%		7%		5%
Total U.S. Information Solutions	12%		8%		7%		7%		8%
Europe	—%	12%	(1)%	12%	5%	16%	3%	10%	2%	12%
Latin America	2%	13%	6%	18%	5%	20%	2%	18%	4%	17%
Canada	(10)%	2%	(10)%	1%	(14)%	3%	(11)%	5%	(11)%	3%
Total International	(2)%	10%	(1)%	11%	—%	14%	(1)%	11%	(1)%	12%
Verification Services	34%		30%		22%		14%		25%
Employer Services	13%		11%		(1)%		8%		8%
Total Workforce Solutions	24%		22%		13%		12%		18%
Personal Solutions	14%	16%	21%	23%	23%	25%	12%	14%	18%	19%
Total operating revenue growth	12%	14%	10%	14%	9%	12%	7%	10%	9%	12%

*Reflects percentage change in revenue conforming 2015 results using 2014 exchange rates.

5b.    Can you provide a presentation of operating income for your reportable segments under the new organizational structure by all quarters and in total for 2015 and 2014, including operating margin?

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating income:	2015	2015	2015	2015	2015
U.S. Information Solutions	$123.1	$128.0	$117.0	$123.1	$491.2
International	27.1	28.5	28.5	29.4	113.5
Workforce Solutions	60.0	56.0	49.9	52.9	218.8
Personal Solutions	22.4	24.5	25.6	22.7	95.2
General Corporate Expense	(78.4)	(48.5)	(46.7)	(51.2)	(224.8)
Total operating income	$154.2	$188.5	$174.3	$176.9	$693.9

	Three Months Ended,
	March 31,		June 30,	September 30,		December 31,	Total
Operating margin:	2015		2015	2015		2015	2015
U.S. Information Solutions	43.3%		42.9%	40.0%	[2]	41.6%	41.9%
International	19.9%		19.7%	19.6%		20.7%	20.0%
Workforce Solutions	40.3%		38.3%	35.9%		36.8%	37.9%
Personal Solutions	26.9%		27.8%	28.2%		27.0%	27.5%
General Corporate Expense	nm		nm	nm		nm	nm
Total operating margin	23.7%	[1]	27.8%	26.1%	[2]	26.5%	26.1%
 1The consolidated adjusted operating margin for Q1 2015 was 27.2%, adjusted for the realignment of internal resources and other costs of $23.4 million.
2The adjusted operating margin for USIS and consolidated Equifax for Q3 2015 was 42.6% and 27.2%, respectively, adjusted for the accrual for certain legal claims.

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating income:	2014	2014	2014	2014	2014
U.S. Information Solutions	$94.8	$109.5	$102.6	$114.1	$421.0
International	28.0	31.8	32.3	28.9	121.0
Workforce Solutions	38.7	40.5	39.8	41.7	160.7
Personal Solutions	21.1	22.2	23.5	26.6	93.4
General Corporate Expense	(30.7)	(36.6)	(44.5)	(46.1)	(157.9)
Total operating income	$151.9	$167.4	$153.7	$165.2	$638.2

	Three Months Ended,
	March 31,	June 30,	September 30,		December 31,	Total
Operating margin:	2014	2014	2014		2014	2014
U.S. Information Solutions	37.3%	39.8%	37.6%	[3]	41.1%	39.0%
International	20.3%	21.7%	22.3%		20.1%	21.1%
Workforce Solutions	32.3%	33.9%	32.5%		32.5%	32.8%
Personal Solutions	28.9%	30.3%	32.1%		35.7%	31.8%
General Corporate Expense	nm	nm	nm		nm	nm
Total operating margin	26.0%	27.3%	25.1%	[3]	26.5%	26.2%

nm - not meaningful
3The adjusted operating margin for USIS and consolidated Equifax for Q3 2014 was 40.5% and 26.4%, respectively, adjusted for a settlement of a legal dispute over certain software license agreements.

5c.    Can you provide depreciation and amortization by segment under the new organizational structure for all quarters and in total for 2015 and 2014?

We have previously provided updated depreciation and amortization by segment (as shown below). There was no impact on depreciation and amortization by segment related to the organizational realignment effective in the fourth quarter of 2015.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
(in millions)	2015	2015	2015	2015	2015
U.S. Information Solutions	$20.9	$20.9	$20.9	$20.6	$83.3
International	10.3	10.5	9.9	9.4	40.1
Workforce Solutions	10.4	10.3	10.5	10.8	42.0
Personal Solutions	2.4	2.5	2.3	2.2	9.4
General Corporate Expense	5.6	5.9	5.8	5.9	23.2
Total depreciation and amortization	$49.6	$50.1	$49.4	$48.9	$198.0

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
(in millions)	2014	2014	2014	2014	2014
U.S. Information Solutions	$22.1	$22.0	$21.5	$21.1	$86.7
International	11.0	11.0	11.4	10.8	44.2
Workforce Solutions	11.0	10.8	10.6	10.2	42.6
Personal Solutions	1.9	1.9	2.2	2.2	8.2
General Corporate Expense	4.5	4.9	5.2	5.5	20.1
Total depreciation and amortization	$50.5	$50.6	$50.9	$49.8	$201.8

5d.    Can you provide the currency impact on the foreign operations under the new organizational structure for all quarters and in total for 2015 and 2014?

The U.S. Dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2015				Three Months Ended June 30, 2015				Three Months Ended September 30, 2015				Three Months Ended December 31, 2015				Twelve Months Ended December 31, 2015
(in millions)	Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Europe	$(6.8)	(12)%	$(0.9)	(21)%	$(8.0)	(13)%	$(1.0)	(18)%	$(6.7)	(11)%	$(0.7)	(12)%	$(4.3)	(7)%	$(0.8)	(16)%	$(25.8)	(10)%	$(3.4)	(16)%
Latin America	(5.2)	(11)%	(2.0)	(12)%	(5.6)	(12)%	(1.4)	(11)%	(7.0)	(15)%	(2.1)	(14)%	(7.7)	(16)%	(2.5)	(17)%	(25.5)	(13)%	(8.0)	(13)%
Canada	(3.8)	(12)%	(1.9)	(12)%	(4.1)	(11)%	(2.0)	(11)%	(6.2)	(17)%	(3.0)	(16)%	(5.1)	(16)%	(2.5)	(17)%	(19.2)	(14)%	(9.4)	(14)%
Personal Solutions	(1.2)	(2)%	(0.2)	(1)%	(1.3)	(2)%	(0.1)	(1)%	(1.6)	(2)%	(0.3)	(1)%	(1.1)	(2)%	(0.3)	(1)%	(5.2)	(1)%	(0.9)	(1)%
Total	$(17.0)	(2)%	$(5.0)	(3)%	$(19.0)	(4)%	$(4.5)	(3)%	$(21.5)	(3)%	$(6.1)	(4)%	$(18.2)	(3)%	$(6.1)	(4)%	$(75.7)	(3)%	$(21.7)	(3)%

	Three Months Ended March 31, 2014				Three Months Ended June 30, 2014				Three Months Ended September 30, 2014				Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014
(in millions)	Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Europe	$3.5	10%	$0.1	2%	$5.4	13%	$0.6	6%	$4.1	11%	$0.1	1%	$(1.3)	(3)%	$(0.6)	(6)%	$11.7	7%	$0.2	1%
Latin America	(10.5)	(23)%	(4.5)	(26)%	(9.9)	(20)%	(4.1)	(24)%	(8.5)	(18)%	(3.9)	(21)%	(8.5)	(16)%	(3.2)	(19)%	(37.4)	(19)%	(15.7)	(22)%
Canada	(3.1)	(9)%	(1.5)	(9)%	(2.3)	(6)%	(1.2)	(7)%	(1.7)	(5)%	(0.9)	(5)%	(2.8)	(8)%	(1.3)	(8)%	(9.9)	(7)%	(4.9)	(7)%
Personal Solutions	0.3	—%	0.1	1%	0.6	1%	0.3	1%	0.5	1%	0.4	2%	(0.7)	(1)%	(0.2)	(1)%	0.7	—%	0.6	—%
Total	$(9.8)	(2)%	$(5.8)	(3)%	$(6.2)	(1)%	$(4.4)	(3)%	$(5.6)	(1)%	$(4.3)	(3)%	$(13.3)	(2)%	$(5.3)	(3)%	$(34.9)	(1)%	$(19.8)	(3)%